Stradley Ronon Stevens & Young, LLP
191 North Wacker Drive, Suite 1601
Chicago, IL 60606
Telephone 312.964.3500
Fax 312.964.3515
www.stradley.com

November 21, 2017

PowerShares Exchange-Traded Fund Trust

PowerShares Exchange-Traded Fund Trust II

3500 Lacey Road

Downers Grove, Illinois 60515

Re:	Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to PowerShares Exchange-Traded Fund Trust (“Trust I”) and PowerShares Exchange-Traded Fund Trust II (“Trust II,” and with Trust I, the “Trusts,” with each being a “Trust”), each a Massachusetts business trust, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”). The purpose of the Registration Statement is to register shares to be issued by each Trust in connection with the acquisition of the assets and liabilities attributable to shares of certain series of Claymore Exchange-Traded Fund Trust and Claymore Exchange-Traded Fund Trust 2 (the “Claymore Funds”), by and in exchange solely for shares of beneficial interest (the “Shares”) of certain series of Trust I and Trust II (the “PowerShares Funds”), as set forth below (the “Transaction”).

Claymore Funds	PowerShares Funds
Guggenheim BRIC ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares BRIC Portfolio, a series of PowerShares Exchange-Traded Fund Trust

Guggenheim Dow Jones Industrial Average Dividend ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares Dow Jones Industrial Average Dividend Portfolio, a series of PowerShares Exchange-Traded Fund Trust

Guggenheim Insider Sentiment ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares Insider Sentiment Portfolio, a series of PowerShares Exchange-Traded Fund Trust

Guggenheim Mid-Cap Core ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares Zacks Mid-Cap Portfolio, a series of PowerShares Exchange-Traded Fund Trust

Guggenheim Multi-Asset Income ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares Zacks Multi-Asset Income Portfolio, a series of PowerShares Exchange-Traded Fund Trust

Guggenheim Raymond James SB-1 Equity ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares Raymond James SB-1 Equity Portfolio, a series of PowerShares Exchange-Traded Fund Trust

Guggenheim S&P Spin-Off ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares S&P Spin-Off Portfolio, a series of PowerShares Exchange-Traded Fund Trust

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL

PowerShares Exchange-Traded Fund Trust

PowerShares Exchange-Traded Fund Trust II

November 21, 2017

Claymore Funds	PowerShares Funds
Wilshire Micro-Cap ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares Wilshire Micro-Cap Portfolio, a series of PowerShares Exchange-Traded Fund Trust

Wilshire US REIT ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares Wilshire US REIT Portfolio, a series of PowerShares Exchange-Traded Fund Trust

Guggenheim S&P Global Dividend Opportunities Index ETF, a series of Claymore Exchange-Traded Fund Trust	PowerShares S&P Global Dividend Opportunities Index Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim Canadian Energy Income ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares Canadian Energy Income Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim China All-Cap ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares China All-Cap Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim China Real Estate ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares China Real Estate Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim China Small Cap ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares China Small Cap Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim China Technology ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares China Technology Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim Frontier Markets ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares Frontier Markets Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim International Multi-Asset Income ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares Zacks International Multi-Asset Income Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim MSCI Global Timber ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares MSCI Global Timber Portfolio, a series of PowerShares Exchange-Traded Fund Trust

Guggenheim Shipping ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares Shipping Portfolio, a series of PowerShares Exchange-Traded Fund Trust

Guggenheim S&P Global Water Index ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares S&P Global Water Index Portfolio, a series of PowerShares Exchange-Traded Fund Trust II

Guggenheim S&P High Income Infrastructure ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares S&P High Income Infrastructure Portfolio, a series of PowerShares Exchange-Traded Fund Trust

Guggenheim Solar ETF, a series of Claymore Exchange-Traded Fund Trust 2	PowerShares Solar Portfolio, a series of PowerShares Exchange-Traded Fund Trust

We have reviewed the Agreement and Declaration of Trust and By-Laws of each Trust, resolutions adopted by each Trust’s Board of Trustees in connection with the Transaction, the form of Agreement and Plan of Reorganization (the “Reorganization Plan”) for the Transaction, which was approved by each Trust’s Board of Trustees, and such other legal and factual matters as we have deemed appropriate.

This opinion is based on the facts in existence and the laws in effect on the date hereof and are limited to Chapter 182 of the General Laws of the Commonwealth of Massachusetts and the provisions of

PowerShares Exchange-Traded Fund Trust

PowerShares Exchange-Traded Fund Trust II

November 21, 2017

the Investment Company Act of 1940 that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

We have assumed the following for purposes of this opinion:

1. The Shares of each Trust will be issued in accordance with the respective Trust’s Declaration of Trust and By-Laws, the Reorganization Plan and resolutions of the Trusts’ Board of Trustees relating to the creation, authorization and issuance of the Shares and the Transaction.

2. The Shares will be issued against payment therefor as described in the combined Prospectus/Proxy Statement and the Statement of Additional Information relating thereto included in the Registration Statement and the Reorganization Plan, and that such payment will have been at least equal to the net asset value of such Shares.

On the basis of the foregoing, it is our opinion that, Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trusts; and when issued and paid for upon the terms provided in the Registration Statement and the Reorganization Plan, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP

Stradley Ronon Stevens & Young, LLP 191 North Wacker Drive, Suite 1601 Chicago, IL 60606 Telephone 312.964.3500 Fax 312.964.3515 www.stradley.com

November 21, 2017

PowerShares Exchange-Traded Fund Trust II

3500 Lacey Road

Downers Grove, Illinois 60515

Re:	Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as counsel to PowerShares Exchange-Traded Fund Trust, a Massachusetts business trust (the “Trust”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”). The purpose of the Registration Statement is to register shares to be issued by the Trust in connection with the acquisition of the assets and liabilities attributable to shares of the Guggenheim MSCI Emerging Markets Equal Country Weight ETF, by and in exchange solely for shares of beneficial interest (the “Shares”) of PowerShares MSCI Emerging Markets Equal Country Weight Portfolio, a series of the Trust (the “Transaction”).

We have reviewed the Trust’s Agreement and Declaration of Trust and its By-Laws, resolutions adopted by the Trust’s Board of Trustees in connection with the Transaction, the form of Agreement and Plan of Reorganization (the “Reorganization Plan”) for the Transaction, which was approved by the Trust’s Board of Trustees, and such other legal and factual matters as we have deemed appropriate.

This opinion is based on the facts in existence and the laws in effect on the date hereof and are limited to Chapter 182 of the General Laws of the Commonwealth of Massachusetts and the provisions of the Investment Company Act of 1940 that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

We have assumed the following for purposes of this opinion:

1. The Shares of the Trust will be issued in accordance with the Trust’s Declaration of Trust and By-Laws, the Reorganization Plan and resolutions of the Trust’s Board of Trustees relating to the creation, authorization and issuance of the Shares and the Transaction.

2. The Shares will be issued against payment therefor as described in the combined Prospectus/Proxy Statement and the Statement of Additional Information relating thereto included in the Registration Statement and the Reorganization Plan, and that such payment will have been at least equal to the net asset value of such Shares.

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL

PowerShares Exchange-Traded Fund Trust II

November 21, 2017

On the basis of the foregoing, it is our opinion that, Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and when issued and paid for upon the terms provided in the Registration Statement and the Reorganization Plan, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP